Exhibit 99.1

Media Contact	Investor Contact
Lee Underwood	Kevin Brown
Media Relations	Investor Relations
(706) 644-0528	(706) 644-0948
Synovus Announces Earnings for the First Quarter 2020
Diluted Earnings per Share of $0.20 vs. $0.72 in 1Q19
Adjusted Diluted Earnings per Share of $0.21 vs. $0.98 in 1Q19

COLUMBUS, Ga., April 24, 2020 - Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended March 31, 2020.

First Quarter 2020 Highlights
•Diluted EPS of $0.20; adjusted diluted EPS of $0.21.
•Period-end loan growth of $1.10 billion sequentially, or 11.9% annualized.
•Core transaction deposits (non-interest bearing, NOW/savings, and money market deposits excluding public and brokered funds) increased $623.0 million sequentially, or 10.4% annualized. Core interest-bearing deposit (NOW/savings, money market, and time deposit) costs in March down 26 bps from 4Q19, excluding purchase accounting adjustments (PAA).
•Net interest margin of 3.37% vs. 3.65% in 4Q19; 3.35% vs. 3.40% in 4Q19 for net interest margin excluding PAA.
•Non-interest revenue increased $5.9 million sequentially and $24.5 million year-over-year.
•Adoption of Current Expected Credit Loss (CECL) on January 1, 2020, which resulted in a Day One reserve increase of $110.4 million, or 39.1% from 4Q19.
•Provision for credit losses of $158.7 million included significant economic stress due to COVID-19 healthcare crisis and the first quarter under CECL; allowance for credit losses to loan ratio of 1.39%.
•Credit quality metrics remain near historic lows, with the non-performing loan (NPL) ratio and net charge-off ratio of 0.41% and 0.21%, respectively.
•Paused share repurchase activity beyond the $16.2 million completed in the first quarter.
•Withdrew 2020 guidance and long-term goals announced with the 4Q19 earnings call.
•Funded approximately $2.0 billion in Paycheck Protection Program loans as of April 22, 2020.
•97%+ of branches operational as drive-thru and appointment only; 80%+ team members working remotely.
•Provided bonus pay for on-site hourly team members and additional paid leave for virus-related hardships.
•Shareholders approved the elimination of 10-for-1 voting and supermajority voting requirements at the 2020 Annual Meeting on April 22, 2020.

First Quarter Summary

	Reported			Adjusted
(dollars in thousands)	1Q20	4Q19	1Q19	1Q20	4Q19	1Q19
Net income available to common shareholders	$30,230	$143,393	$117,036	$30,708	$140,069	$160,155
Diluted earnings per share	0.20	0.97	0.72	0.21	0.94	0.98
Total loans	38,258,024	37,162,450	35,634,501	N/A	N/A	N/A
Total deposits	39,826,585	38,405,504	38,075,190	N/A	N/A	N/A
Total revenues	477,903	497,992	477,183	473,424	492,049	476,250
Return on avg assets	0.32%	1.27%	1.06%	0.32%	1.24%	1.45%
Return on avg common equity	2.75	13.08	10.98	2.79	12.78	15.03
Return on avg tangible common equity	3.34	15.18	12.88	3.39	14.84	17.52
Net interest margin	3.37	3.65	3.78	3.35	3.40	3.59
Efficiency ratio	57.81	53.44	61.28	56.72	53.20	50.24
NCO ratio	0.21	0.10	0.19	N/A	N/A	N/A
NPA ratio	0.50	0.37	0.44	N/A	N/A	N/A

“The first quarter of 2020 — especially our response to the COVID-19 crisis — demonstrates the resiliency we’ve built as an organization, and our ability to execute, innovate and rise to the occasion for team members, customers, and communities,” said Kessel D. Stelling, Synovus chairman and CEO. “Despite the challenging environment, the quarter reflected strong year-over-year growth in loans, core transaction deposits, and fee income as we continued to execute effectively on our strategic growth objectives. We enter this downturn from a position of strength, with robust capital and liquidity, strong credit quality, and solid operating fundamentals.

“In March, we immediately shifted focus to providing assistance and relief to customers, while ensuring the safety and wellness of our team members,” Stelling continued. “We are also proud to have secured funding to date of more than $2 billion in Paycheck Protection Program loans to small business customers. The intensity of demand for PPP and other assistance programs directly reflects the urgency of our customers’ needs based on current economic conditions, and we are grateful for the opportunity to support them in this time of crisis.”

Balance Sheet

Loans**

(dollars in millions)	1Q20	4Q19	Linked Quarter Change	Linked Quarter % Change*	1Q19	Year/Year Change	Year/Year % Change
Commercial & industrial	$17,661.4	$16,782.7	$878.8	21.1%	$16,108.9	$1,552.5	9.6%
Commercial real estate	10,671.2	10,480.5	190.7	7.3	10,287.1	384.1	3.7
Consumer	9,950.9	9,924.7	26.3	1.1	9,262.1	688.8	7.4
Unearned income	(25.5)	(25.4)	(0.2)	2.7	(23.7)	(1.9)	7.9
Total loans	$38,258.0	$37,162.5	$1,095.6	11.9%	$35,634.5	$2,623.5	7.4%
* Annualized
** Amounts may not total due to rounding

•Total loans ended the quarter at $38.26 billion, up $1.10 billion sequentially, or 11.9% annualized.
•Total funded loan production of $3.06 billion and existing revolver growth of approximately $300 million sequentially.
•Commercial and industrial loans increased $878.8 million sequentially, with broad-based growth across industries and line utilization up modestly from 46% to 50%, primarily in March.

•Commercial real estate loans increased by $190.7 million sequentially, largely due to the strong momentum gained from the fourth quarter.
•Consumer loans increased $26.3 million sequentially, with growth in HELOC and consumer mortgages more than offsetting declines in other consumer loans including lending partnerships.

Deposits**

(dollars in millions)	1Q20	4Q19	Linked Quarter Change	Linked Quarter % Change*	1Q19	Year/Year Change	Year/Year % Change
Non-interest-bearing DDA	$8,968.8	$8,661.2	$307.5	14.3%	$8,440.5	$528.2	6.3%
Interest-bearing DDA	4,617.4	4,769.5	(152.1)	(12.8)	4,911.2	(293.8)	(6.0)
Money market	10,255.0	9,827.4	427.7	17.5	8,912.5	1,342.5	15.1
Savings	949.5	909.5	40.0	17.7	903.8	45.7	5.1
Public funds	5,261.4	4,622.3	639.1	55.6	4,630.0	631.4	13.6
Time deposits	5,786.6	6,185.6	(399.0)	(25.9)	7,568.1	(1,781.4)	(23.5)
Brokered deposits	3,987.9	3,430.0	558.0	65.4	2,709.0	1,278.9	47.2
Total deposits	$39,826.6	$38,405.5	$1,421.1	14.9%	$38,075.2	$1,751.4	4.6%
* Annualized
** Amounts may not total due to rounding

•Total deposits ended the quarter at $39.83 billion, up $1.42 billion sequentially, or 14.9% annualized.
•Core transaction deposits and public funds increased $623.0 million and $639.1 million sequentially, respectively, while CDs declined by $399.0 million.
•Core interest-bearing deposit costs in March down 26 bps from 4Q19 (excluding PAA).
•The loan to deposit ratio for the quarter was 96.1% compared to 96.8% in the fourth quarter.

Income Statement Summary**

(in thousands, except per share data)	1Q20	4Q19	Linked Quarter Change	Linked Quarter % Change	1Q19	Year/Year Change	Year/Year % Change
Net interest income	$373,260	$399,268	$(26,008)	(6.5)%	$397,175	$(23,915)	(6.0)%
Non-interest revenue	103,857	97,955	5,902	6.0	79,378	24,479	30.8
Non-interest expense	276,279	266,121	10,158	3.8	292,410	(16,131)	(5.5)
Provision for credit losses	158,722	24,470	134,252	548.6	23,569	135,153	573.4
Income before taxes	$42,116	$206,632	$(164,516)	(79.6)%	$160,574	$(118,458)	(73.8)%
Income tax expense	3,595	54,948	(51,353)	(93.5)	40,388	(36,793)	(91.1)
Preferred stock dividends	8,291	8,291	—	—	3,150	5,141	163.2
Net income available to common shareholders	$30,230	$143,393	$(113,163)	(78.9)%	$117,036	$(86,806)	(74.2)%
Weighted average common shares outstanding, diluted	148,401	148,529	(128)	(0.1)	162,760	(14,359)	(8.8)%
Diluted earnings per share	$0.20	$0.97	$(0.77)	(78.9)%	$0.72	$(0.52)	(71.7)
Adjusted diluted earnings per share	$0.21	$0.94	$(0.73)	(78.1)%	$0.98	$(0.77)	(79.0)
** Amounts may not total due to rounding
nm - not meaningful

Core Performance

•Total revenues were $477.9 million in the first quarter, down $20.1 million sequentially, including an expected decline of $24.8 million in PAA.
•Net interest income decreased $26.0 million, or 6.5% sequentially, including an expected decline of $24.8 million in PAA.
•Net interest margin was 3.37%, down 28 bps from the prior quarter. Excluding the impact of PAA, net interest margin was 3.35%, down 5 bps sequentially.
•Non-interest revenue increased $5.9 million, or 6.0% sequentially, and increased $24.5 million, or 30.8% year-over-year. Adjusted non-interest revenue increased $7.4 million, or 8.0% sequentially, and $20.9 million, or 26.7% year-over-year.
◦The sequential growth in net mortgage revenues of $2.9 million and capital markets income of $2.3 million more than offset a $1.7 million decline in core banking fees due to seasonality and impact from COVID-19 and fee waivers.
•Non-interest expense increased $10.2 million, or 3.8% sequentially. Adjusted non-interest expense increased $6.5 million, or 2.5% sequentially.
◦The increase in expenses resulted mainly from seasonally higher employment expense and COVID-related bonuses for front-line team members.
•Provision for credit losses was $158.7 million, a $134.3 million increase sequentially, primarily impacted by the significant economic stress due to the COVID-19 healthcare crisis and reflected the first quarter under CECL.
•The effective tax rate was 8.54% for the quarter, reflecting favorable discrete items.

Capital Ratios

	1Q20		4Q19	1Q19
Common equity Tier 1 capital (CET1) ratio	8.72%	*	8.95%	9.52%
Tier 1 capital ratio	9.97	*	10.23	10.01
Total risk-based capital ratio	12.31	*	12.25	12.06
Tier 1 leverage ratio	8.94	*	9.16	8.81
Tangible common equity ratio	7.94		8.08	8.34
* Ratios are preliminary.

Capital

•CET1 ratio declined 23 bps during the quarter to 8.72%. The decline includes a reduction of 25 bps from risk-weighted asset growth, primarily from increases in loans. The March 31, 2020 ratios reflect Synovus' election of a five-year transition provision to delay for two years the estimated impact of CECL on regulatory capital, followed by a three year transition period.
•Repurchased $16.2 million in common stock, or 450 thousand shares, during the quarter. Share repurchase activity has been suspended.

First Quarter Earnings Conference Call
Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on April 24, 2020. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $51 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services through 299 branches in Georgia, Alabama, South Carolina, Florida, and Tennessee. Synovus Bank, a wholly owned subsidiary of Synovus, has been recognized as one of the country's “Most Reputable Banks” by American Banker and the Reputation Institute. Synovus is on the web at synovus.com, and on Twitter, Facebook, LinkedIn, and Instagram.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding our future operating and financial performance, our expectations regarding net interest income and net interest margin; expectations on our growth strategy, expense and revenue initiatives, capital management, liquidity and funding, and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and uncertainties related to the impact of the COVID-19 pandemic on Synovus' assets, business, liquidity, financial condition, prospects and results of operations, and the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Non-GAAP Financial Measures

The measures entitled adjusted non-interest income; adjusted non-interest expense; adjusted total revenues; adjusted tangible efficiency ratio; adjusted net income available to common shareholders; adjusted earnings per diluted share; adjusted return on average assets; adjusted return on average common equity; return on average tangible common equity; adjusted return on average tangible common equity; and tangible common equity ratio are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are total non-interest income; total non-interest expense; total revenues; efficiency ratio-FTE; net income available to common shareholders; earnings per diluted common share; return on average assets; return on average common equity; and the ratio of total shareholders' equity to total assets, respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted total revenues and adjusted non-interest income are measures used by management to evaluate total revenues and non-interest income exclusive of net investment securities gains (losses) and gains on sales and changes in the fair value of private equity investments, net. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Adjusted net income available to common shareholders, adjusted earnings per diluted share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. The tangible common equity ratio is used by management to assess the strength of our capital position. The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	1Q20	4Q19	1Q19
Adjusted non-interest revenue
Total non-interest revenue	$103,857	$97,955	$79,378
Subtract/add: Investment securities (gains) losses, net	(8,734)	2,157	(75)
Add/subtract: Fair value decrease (increase) of private equity investments	4,255	(8,100)	(858)
Adjusted non-interest revenue	$99,378	$92,012	$78,445

Adjusted non-interest expense
Total non-interest expense	$276,279	$266,121	$292,410
Add/subtract: Merger-related expense	—	913	(49,738)
Subtract: Restructuring charges, net	(3,220)	(1,259)	(19)
Subtract: Valuation adjustment to Visa derivative	—	(1,111)	—
Subtract: Loss on early extinguishment of debt, net	(1,904)	—	—
Adjusted non-interest expense	$271,155	$264,664	$242,653

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	1Q20	4Q19	1Q19
Adjusted total revenues and adjusted tangible efficiency ratio
Adjusted non-interest expense	$271,155	$264,664	$242,653
Subtract: Amortization of intangibles	(2,640)	(2,901)	(3,392)
Adjusted tangible non-interest expense	$268,515	$261,763	$239,261

Net interest income	$373,260	$399,268	$397,175
Add: Tax equivalent adjustment	786	769	630
Add: Total non-interest revenue	103,857	97,955	79,378
Total FTE revenues	477,903	497,992	477,183
Subtract/add: Investment securities (gains)/losses, net	(8,734)	2,157	(75)
Add/subtract: Fair value decrease (increase) of private equity investments	4,255	(8,100)	(858)
Adjusted total revenues	$473,424	$492,049	$476,250
Efficiency ratio-FTE	57.81%	53.44%	61.28%
Adjusted tangible efficiency ratio	56.72	53.20	50.24

Adjusted return on average assets
Net income	$38,521	$151,684	$120,186
Subtract/add: Merger-related expense	—	(913)	49,738
Add: Restructuring charges, net	3,220	1,259	19
Add: Valuation adjustment to Visa derivative	—	1,111	—
Add: Loss on early extinguishment of debt, net	1,904	—	—
Subtract/add: Investment securities (gains) losses, net	(8,734)	2,157	(75)
Add/subtract: Fair value decrease ( increase) of private equity investments	4,255	(8,100)	(858)
Subtract/add: Tax effect of adjustments	(167)	1,162	(5,705)
Adjusted net income	$38,999	$148,360	$163,305
Net income annualized	$154,931	$601,790	$487,421
Adjusted net income annualized	$156,853	$588,602	$662,293
Total average assets	$48,696,595	$47,459,405	$45,794,621
Return on average assets	0.32%	1.27%	1.06%
Adjusted return on average assets	0.32	1.24	1.45

Adjusted net income available to common shareholders and adjusted net income per common share, diluted
Net income available to common shareholders	$30,230	$143,393	$117,036
Subtract/add: Merger-related expense	—	(913)	49,738
Add: Restructuring charges, net	3,220	1,259	19
Add: Valuation adjustment to Visa derivative	—	1,111	—
Add: Loss on early extinguishment of debt, net	1,904	—	—
Subtract/add: Investment securities (gains) losses, net	(8,734)	2,157	(75)
Add/subtract: Fair value decrease ( increase) of private equity investments	4,255	(8,100)	(858)
Subtract/add: Tax effect of adjustments	(167)	1,162	(5,705)
Adjusted net income available to common shareholders	$30,708	$140,069	$160,155
Weighted average common shares outstanding, diluted	148,401	148,529	162,760
Net income per common share, diluted	$0.20	$0.97	$0.72
Adjusted net income per common share, diluted	0.21	0.94	0.98

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	1Q20	4Q19	1Q19

Adjusted return on average common equity, return on average tangible common equity, and adjusted return on average tangible common equity
Net income available to common shareholders	$30,230	$143,393	$117,036
Subtract/add: Merger-related expense	—	(913)	49,738
Add: Restructuring charges, net	3,220	1,259	19
Add: Valuation adjustment to Visa derivative	—	1,111	—
Add: Loss on early extinguishment of debt, net	1,904	—	—
Subtract/add: Investment securities (gains) losses, net	(8,734)	2,157	(75)
Add/subtract: Fair value decrease (increase) of private equity investments	4,255	(8,100)	(858)
Subtract/add: Tax effect of adjustments	(167)	1,162	(5,705)
Adjusted net income available to common shareholders	$30,708	$140,069	$160,155

Adjusted net income available to common shareholders annualized	$123,507	$555,709	$649,518
Add: Amortization of intangibles	7,868	8,528	10,317
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$131,375	$564,237	$659,835

Net income available to common shareholders annualized	$121,584	$568,896	$474,646
Add: Amortization of intangibles	7,868	8,528	10,317
Net income available to common shareholders excluding amortization of intangibles annualized	$129,452	$577,424	$484,963

Total average shareholders' equity less preferred stock	$4,424,278	$4,348,250	$4,321,561
Subtract: Goodwill	(497,267)	(488,223)	(480,215)
Subtract: Other intangible assets, net	(54,514)	(57,149)	(75,191)
Total average tangible shareholders' equity less preferred stock	$3,872,497	$3,802,878	$3,766,155
Return on average common equity	2.75%	13.08%	10.98%
Adjusted return on average common equity	2.79	12.78	15.03
Return on average tangible common equity	3.34	15.18	12.88
Adjusted return on average tangible common equity	3.39	14.84	17.52

	March 31, 2020	December 31, 2019	March 31, 2019
Tangible common equity ratio
Total assets	$50,619,585	$48,203,282	$46,630,025
Subtract: Goodwill	(497,267)	(497,267)	(485,000)
Subtract: Other intangible assets, net	(53,032)	(55,671)	(74,683)
Tangible assets	$50,069,286	$47,650,344	$46,070,342

Total shareholders’ equity	$5,065,205	$4,941,690	$4,597,753
Subtract: Goodwill	(497,267)	(497,267)	(485,000)
Subtract: Other intangible assets, net	(53,032)	(55,671)	(74,683)
Subtract: Preferred Stock, no par value	(537,145)	(537,145)	(195,140)
Tangible common equity	$3,977,761	$3,851,607	$3,842,930
Total shareholders’ equity to total assets ratio	10.01%	10.25%	9.86%
Tangible common equity ratio	7.94	8.08	8.34